[ING FUNDS LOGO]                                               EXHIBIT (h)(1)(i)

December 13, 2004

Michael J. Roland
Executive Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Administration Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING International Value Choice Fund (the "Fund"), upon all of the terms and conditions set forth in the Agreement.

      Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

      Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Fund.

                                       Very sincerely,

                                       /s/ Robert S. Naka
                                       ---------------------
                                       Robert S. Naka
                                       Senior Vice President
                                       ING Mutual Funds

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:/s/ Michael J. Roland
   ------------------------
   Michael J. Roland
   Executive Vice President

7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000            ING Mutual Fund
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                             ING FUNDS SERVICES, LLC

               SERIES                          ADMINISTRATIVE  FEE
               ------                          --------------------
                                         (as a percentage of average daily
                                                    net assets)
ING Emerging Countries Fund                            0.10%
ING Foreign Fund                                       0.10%
ING Global Equity Dividend Fund                        0.10%
ING Global Real Estate Fund                            0.10%
ING International Fund                                 0.10%
ING International SmallCap Growth Fund                 0.10%
ING International Value Choice Fund                    0.10%
ING Precious Metals Fund                               0.10%
ING Russia Fund                                        0.10%
ING Worldwide Growth Fund                              0.10%